Highlands Bankshares, Inc. Reports Second Quarter 2018 Results

Strong Improvement in Net Income, Return on Assets, Net Interest Margin, Loans Held for Investment, Noninterest Bearing Deposits, Efficiency Ratio, and Leverage Ratio
ABINGDON, Va., Aug. 3, 2018 /PRNewswire/ -- Highlands Bankshares, Inc. (HLND) today reported net income of $923,000 or $0.09 per diluted share, for the quarter ended June 30, 2018, compared with $610,000 or $0.06 per share, for the quarter ended March 31, 2018 and $637,000 or $0.06 per diluted share, for the quarter ended June 30, 2017. The annualized return on average assets and return on average equity for the period were 0.63 percent and 6.89 percent, respectively.
For the six months ended June 30, 2018, the Company reported net income of $1.5 million or $0.15 per diluted share, compared with $1.7 million or $0.16 per diluted share, for the same period of 2017. The annualized return on average assets and return on average equity for the period were 0.52 percent and 5.74 percent, respectively.
"We are very pleased with the results from the second quarter," said Timothy K. Schools, President and Chief Executive Officer of Highlands Bankshares, Inc. "Our performance continues to improve as we strategically position the Company for the future. This quarter, our net interest margin, noninterest bearing deposits as a percent of total assets, and leverage ratio each improved to their highest level in our Company's history. Additionally, loans held for investment rose to its highest level since Highlands' recapitalization in the spring of 2014. Combined with our improved credit quality, our balance sheet is now the strongest it has ever been. Opportunities exist to further enhance profitability and we are very excited about the expanded and new customer relationships we are obtaining across all of our markets."

	Target	2Q 18	1Q 18	2Q 17
Return on average assets (annualized)	1.25%	0.63%	0.41%	0.42%
Revenue growth	5.00	(2.35)	(2.44)	5.36
Net interest margin	3.75	3.84	3.78	3.42
Non-interest income to average assets	1.00	0.68	0.73	1.08
Non-interest expense to average assets	2.75	3.17	3.47	3.41
Efficiency ratio	55.00	77.54	84.44	84.14
Net charge-offs to loans held for investment	0.30	0.03	0.12	0.09
Revenue Growth
Second quarter 2018 total revenue (net interest income plus noninterest income) declined $144,000 to $6.0 million from $6.1 million in the first quarter of 2018. Net interest income was $5.0 million in the second quarter of 2018, down slightly from the first quarter of 2018. During the second quarter, the net interest margin increased six basis points offsetting a decline in average interest earning assets of $11.5 million from first quarter 2018. Average interest earning assets declined due to the payoff of FHLB funding using lower yielding cash and securities and investment security reductions. Second quarter 2018 noninterest income declined $93,000 to $1.0 million from the first quarter of 2018. Mortgage income was lower during the second quarter of 2018, resulting from a decision to modify the Company's mortgage origination strategy. As a result of this change, gross mortgage revenue declined, but the Company anticipates realizing a larger reduction in operating expenses by the third quarter of 2018.
Noninterest Expense and Operating Efficiency
Noninterest expenses decreased $534,000 from the first quarter of 2018 and decreased $631,000 from the second quarter of 2017 to $4.6 million in the second quarter of 2018. The improvement was principally related to a reduction in legal and project related expenses as well as a change in the Company's residential mortgage strategy.
For the second quarter of 2018, the efficiency ratio was 77.54 percent, an improvement from 84.44 and 84.14 percent in the first quarter of 2018 and second quarter of 2017, respectively. Noninterest expense as a percentage of assets improved in the second quarter of 2018 to 3.17 percent from 3.47 and 3.41 percent in the first quarter of 2018 and second quarter of 2017, respectively. Assets per employee was $4.2 million as of June 30, 2018, compared with $4.3 and $3.5 million at March 31, 2018 and June 30, 2017, respectively.
Second quarter 2018 noninterest expense included $146,000 of OREO-related expenses as the Company continues to work proactively to reduce long-standing bank owned property/leases. As of June 30, 2018, other real estate owned and real estate held for sale totaled $3.2 million. The Company currently has contracts and expects to sell $1.4 million of these balances in third quarter 2018.
Asset Quality
The provision for credit losses for second quarter 2018 was $172,000. Net charge-offs in the second quarter of 2018 were $34,000, or 0.03 percent annualized of average loans held for investment.
Total past due loans as a percentage of total loans held for investment were 1.47 percent at June 30, 2018, equivalent to March 31, 2018. First quarter 2018 past due loans increased from prior periods primarily related to a single relationship which had been previously reported in the Company's watch list for several years. In second quarter 2018, this relationship became greater than 90 days past due causing June 30, 2018 loans 30-89 days past due to decline to 0.62 percent of loans held for investment, loans greater than 90 days past due to increase to 0.84 percent of loans held for investment, and nonperforming assets to increase to 1.38 percent of loans held for investment and OREO.

	2Q 18	1Q 18	4Q 17	3Q 17	2Q 17
Past due loans to loans held for investment	1.47%	1.47%	0.77%	1.07%	0.89%
Past due loans 30-89 days to loans held for investment	0.62	1.14	0.39	0.40	0.24
Past due loans 90 plus days to loans held for investment	0.84	0.33	0.38	0.67	0.65
Nonperforming assets to loans held for investment and OREO	1.38	0.86	1.02	1.24	1.32
Classified assets to tier 1 capital and allowance for loan loss	34	33	31	31	33
Allowance for credit losses to nonperforming loans	106.90	258.97	193.80	158.09	152.15
As of June 30, 2018, the allowance for credit losses totaled $4.1 million, or 0.94 percent of loans held for investment an increase from $4.0 million, or 0.93 percent of loans held for investment at March 31, 2018. Second quarter 2018 allowance coverage was 1.07 times nonperforming loans.
Capital and Liquidity

At June 30, 2018, the regulatory capital ratios for the Company's subsidiary bank, Highlands Union Bank, were: tier 1 leverage ratio of 8.85 percent, tier 1 risk-based capital ratio of 12.08 percent, and total risk-based capital ratio of 13.05 percent.

	2Q 18	1Q 18	4Q17	3Q17	2Q17
Tier 1 leverage ratio	8.85%	8.51%	8.36%	8.41%	7.98%
Tier 1 risk-based capital ratio	12.08	12.13	12.15	12.18	12.12
Total risk-based capital ratio	13.05	13.10	13.11	13.32	13.29
The Company's loans held for investment to deposit ratio was 88.6 percent and the loans held for investment to asset ratio was 75.6 percent at June 30, 2018. The Company maintained cash and investment securities totaling 16.7 percent of assets as of this date. Further, the Company's deposit mix is weighted heavily towards customer deposits which funded 85.3 percent of assets at June 30, 2018 of which 65.1 percent is represented by core deposits, an increase from 57.6 percent at June 30, 2017, to include 25.9 percent in noninterest bearing deposits. Time deposits funded 20.3 percent of assets at June 30, 2018, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the granularity and strength of the Company's funding.
About Highlands Bankshares, Inc.
Highlands provides a relationship-based and highly personal banking experience to small to mid-sized private businesses, professionals, and related individuals. Focused on providing value to each and every customer, Highlands delivers banking services through highly skilled employees, digital channels, as well as 16 offices located in North Carolina, Eastern Tennessee, and Southwest Virginia.
Cautions Concerning Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to financial and operational performance and certain plans, expectations, goals and projections. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, these statements are inherently subject to numerous assumptions, risks and uncertainties, and there can be no assurances that actual results, performance or achievements will not differ materially from those set forth or implied in the forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are based upon information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Consolidated Income Statements (unaudited)
	Quarter ended			Percent change compared to
(thousands)	June 30, 2018	March 31, 2018	June 30, 2017	Prior quarter	Same quarter of prior year
INTEREST INCOME
Loans receivable and fees on loans	$5,276	$5,315	$5,002	(0.7)%	5.5%
Investment securities	438	478	572	(8.4)	(23.4)
Federal funds sold	57	70	74	(18.6)	(23.0)
Total interest income	5,771	5,863	5,648	(1.6)	2.2
INTEREST EXPENSE
Deposits	463	463	465	—	(0.4)
Other borrowed funds	323	364	601	(11.3)	(46.3)
Total interest expense	786	827	1,066	(5.0)	(26.3)
Net interest income	4,985	5,036	4,582	(1.0)	8.8
Provision for loan losses	172	172	35	—	391.4
Net interest income after provision for loan losses	4,813	4,864	4,547	(1.0)	5.9
NONINTEREST INCOME
Mortgage banking income	52	100	726	(48.0)	(92.8)
Service charges on deposit accounts	342	337	395	1.5	(13.4)
Other service charges, commissions and fees	428	419	463	2.1	(7.6)
Other operating income	167	226	89	(26.1)	87.6
Total noninterest income	989	1,082	1,673	(8.6)	(40.9)
NONINTEREST EXPENSE
Salaries and employee benefits	2,380	2,403	2,928	(1.0)	(18.7)
Occupancy and equipment expense	750	731	723	2.6	3.7
OREO-related expenses	146	131	174	11.5	(16.1)
Other operating expense	1,356	1,901	1,438	(28.7)	(5.7)
Total noninterest expense	4,632	5,166	5,263	(10.3)	(12.0)
Income before income taxes	1,170	780	957	50.0	22.3
Income tax expense	247	170	320	45.3	(22.8)
Net income	$923	$610	$637	51.3	44.9
Net income per common share:
Basic	$0.11	$0.07	$0.08
Diluted	0.09	0.06	0.06

Consolidated Income Statements (unaudited)
	Six months ended June 30,		Percent change
(thousands)	2018	2017
INTEREST INCOME
Loans receivable and fees on loans	$10,591	$10,051	5.4%
Investment securities	916	1,154	(20.6)
Federal funds sold	127	124	2.4
Total interest income	11,634	11,329	2.7
INTEREST EXPENSE
Deposits	926	911	1.6
Other borrowed funds	687	1,186	(42.1)
Total interest expense	1,613	2,097	(23.1)
Net interest income	10,021	9,232	8.5
Provision for loan losses	344	52	561.5
Net interest income after provision for loan losses	9,677	9,180	5.4
NONINTEREST INCOME
Mortgage banking income	152	952	(84.0)
Service charges on deposit accounts	679	792	(14.3)
Other service charges, commissions and fees	847	961	(11.9)
Other operating income	393	255	54.1
Total noninterest income	2,071	2,960	(30.0)
NONINTEREST EXPENSE
Salaries and employee benefits	4,783	5,421	(11.8)
Occupancy and equipment expense	1,481	1,392	6.4
OREO-related expenses	277	194	42.8
Other operating expense	3,257	2,705	20.4
Total noninterest expense	9,798	9,712	0.9
Income before income taxes	1,950	2,428	(19.7)
Income tax expense	417	759	(45.1)
Net income	$1,533	$1,669	(8.1)
Net income per common share:
Basic	$0.19	$0.20
Diluted	0.15	0.16

Consolidated Balance Sheets (unaudited)
				Percent change since
(thousands)	June 30, 2018	March 31, 2018	June 30, 2017	Prior quarter	Same quarter of prior year
ASSETS
Cash and due from banks	$23,007	$22,626	$18,890	1.7%	21.8%
Federal funds sold	963	18,276	25,823	(94.7)	(96.3)
Total cash and cash equivalents	23,970	40,902	44,713	(41.4)	(46.4)
Investment securities	73,553	76,933	98,444	(4.4)	(25.3)
Loans held for sale	1,424	1,795	5,912	(20.7)	(75.9)
Loans held for investment	441,460	431,266	420,230	2.4	5.1
Allowance for loan losses	(4,138)	(4,000)	(4,671)	3.5	(11.4)
Net loans	437,322	427,266	415,559	2.4	5.2
Premises and equipment, net	17,879	18,138	17,919	(1.4)	(0.2)
Real estate held for sale	992	1,370	1,430	(27.6)	(30.6)
Deferred tax assets	7,152	7,263	12,017	(1.5)	(40.5)
Interest receivable	1,728	1,777	1,501	(2.8)	15.1
Bank-owned life insurance	14,835	14,768	14,502	0.5	2.3
Other real estate owned	2,233	2,169	2,516	3.0	(11.2)
Other assets	2,517	3,148	2,380	(20.0)	5.8
Total assets	$583,605	$595,529	$616,893	(2.0)	(5.4)
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Non-interest bearing	$155,337	$157,907	$144,945	(1.6)	7.2%
Interest bearing	342,979	352,091	351,954	(2.6)	(2.6)
Total deposits	498,316	509,998	496,899	(2.3)	0.3
Short-term borrowings	—	—	22,500	—	(100.0)
Long-term debt	30,120	30,133	40,172	—	(25.0)
Other liabilities	1,008	1,954	1,368	(48.4)	(26.3)
Total liabilities	529,444	542,085	560,939	(2.3)	(5.6)
STOCKHOLDERS' EQUITY
Common stock	5,124	5,124	5,124	—	—
Preferred stock	4,184	4,184	4,184	—	—
Additional paid-in capital	19,224	19,169	19,002	0.3	1.2
Retained earnings	28,072	27,146	28,454	3.4	(1.3)
Accumulated other comprehensive income	(2,443)	(2,179)	(810)	12.1	201.6
Total stockholders' equity	54,161	53,444	55,954	1.3	(3.2)
Total liabilities and stockholders' equity	$583,605	$595,529	$616,893	(2.0)	(5.4)

Quarterly Rate Volume Variance Analysis

	2Q 2018			1Q 2018			2Q 2017
(dollars in thousands)	Average balance	Interest income/ expense	Yield/ Rate	Average balance	Interest income/ expense	Yield/ Rate	Average balance	Interest income/ expense	Yield/ Rate
Interest-earning assets:
Loans (incl loans HFS)	$433,961	$5,276	4.87%	$431,812	$5,315	4.92%	$410,977	$5,002	4.95%
Investments	75,477	438	2.32%	80,257	478	2.38%	99,027	572	2.35%
Fed funds sold and other investments	10,090	57	2.23%	18,926	70	1.48%	29,129	74	0.69%
Total interest-earning assets	519,528	5,771	4.45%	530,995	5,863	4.41%	539,133	5,648	4.24%

Interest-bearing liabilities:
Deposits	350,094	463	0.53%	352,706	463	0.53%	354,074	465	0.51%
FHLB borrowings	30,133	323	4.30%	36,033	364	4.10%	67,693	601	3.50%
Total interest-bearing liabilities	380,227	786	0.83%	388,739	827	0.86%	421,767	1,066	0.99%

Net interest income		4,985			5,036			4,582

Interest rate spread			3.62%			3.55%			3.25%
Net yield on interest-earning assets			3.84%			3.78%			3.42%

Profitability Ratios, Asset Quality and Capital (unaudited)
	Quarter ended
(dollars in thousands)	June 30, 2018	March 31, 2018	June 30, 2017
Profitability Ratios (current quarter, annualized)
Net interest margin	3.84%	3.78%	3.42%
Annualized return on average assets	0.63	0.41	0.42
Annualized return on average equity	6.89	4.49	4.68
Efficiency ratio	77.54	84.44	84.14

	June 30, 2018	March 31, 2018	June 30, 2017
Asset Quality
Loans 90 days past due and still accruing	$—	$—	$—
Non-accrual loans	3,871	1,545	3,070
Total non-performing loans	3,871	1,545	3,070
Other real estate owned	2,233	2,169	2,516
Total non-performing assets	$6,104	$3,714	$5,586
Ratios:
Non-performing loans to loans held for investment	0.88%	0.36%	0.73%
Non-performing assets to loans held for investment and OREO	1.38	0.86	1.32
Allowance for credit losses to loans held for investment	0.94	0.93	1.11
Allowance for credit losses to non-performing loans	106.90	258.97	152.15
Past due loans to loans held for investment	1.47	1.47	0.89
Annualized net charge-offs (recoveries) to period-end loans held for investment	0.03	0.12	0.09

Capital
Common shares outstanding	8,199	8,199	8,199
Preferred shares outstanding	2,092	2,092	2,092
Book value per share:
Common	$5.76	$5.67	$5.98
Combined common and preferred	5.26	5.19	5.44
Ratios (Bank only)
Tier 1 leverage ratio	8.85%	8.51%	7.98%
Tier 1 risk-based capital ratio	12.08	12.13	12.12
Total risk-based capital ratio	13.05	13.10	13.29
Common equity tier 1 ratio	12.08	12.13	12.12